Exhibit 99.1

FOR RELEASE: February 25, 2016
PennTex Midstream Partners, LP Reports Fourth Quarter 2015 Results and 2016 Guidance
HOUSTON, TX, February 25, 2016 /GLOBE NEWSWIRE/ - PennTex Midstream Partners, LP (NASDAQ: PTXP) (the “Partnership”) today reported fourth quarter 2015 financial and operational results and 2016 guidance.
Highlights for the Quarter Include:

•	Average processing volumes of 301 MDth/d for the three months ending December 31, 2015

•	Adjusted EBITDA(1) of $12.8 million for the three months ending December 31, 2015

•	Distributable cash flow(1) of $11.0 million for the three months ending December 31, 2015
•Paid a distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis, on February 12, 2016

(1)Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDA and distributable cash flow.
Commenting on the results, Thomas F. Karam, Chairman and Chief Executive Officer, said, “We are pleased with our fourth quarter 2015 results and believe the Partnership’s strong balance sheet and contracts position us well during this very challenging environment.”
Fourth Quarter 2015 Results
Operating revenues for the three months ended December 31, 2015 were $19.1 million and total operating expenses were $11.9 million, resulting in operating income of $7.1 million. The Partnership reported net income of $5.3 million, or $0.17 per common unit. For the three months ended December 31, 2015, the Partnership generated Adjusted EBITDA of $12.8 million and distributable cash flow of $11.0 million.
Financial Position and Liquidity
As of December 31, 2015, the Partnership had $7.8 million in cash on hand. As of December 31, 2015, the Partnership’s total indebtedness was $157.9 million, including letters of credit outstanding, and the Partnership had an additional $98.5 million available under its revolving credit facility. The Partnership does not expect to incur significant additional borrowings under the facility during 2016.
Fourth Quarter Cash Distribution
On January 21, 2016, the Partnership declared a quarterly distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis, for the fourth quarter 2015. The distribution was paid on February 12, 2016.
2016 Guidance
For the twelve months ending December 31, 2016, the Partnership anticipates Adjusted EBITDA to be between $63 million and $67 million and distributable cash flow to be between $56 million and $59 million. Additionally, the Partnership anticipates fourth quarter 2016 distributions to be 5.0% to 10.0% greater than fourth quarter 2015 distributions and plans to exit the year with distribution coverage of 1.5x to 1.4x.

PENNTEX MIDSTREAM PARTNERS, LP
GUIDANCE FOR FULL-YEAR 2016
(in millions, except volumes and per unit amounts)
	Twelve Months Ending
	December 31, 2016
Average Processing Volumes (MMcf/d) (1)	250	—	300
Financial Guidance
Adjusted EBITDA	$63	—	$67
Distributable cash flow	$56	—	$59
Expansion capital expenditures (2)		$3
Maintenance capital expenditures		<$1

Distribution Guidance
Annualized Q4 2016 distribution / unit	$1.16	—	$1.21
Q4 2016 over Q4 2015 distribution growth	5.0%	—	10.0%
Exit coverage (3)	1.5x	—	1.4x

Other
Exit debt / LTM EBITDA	2.3x	—	2.2x

(1)	Based on 2016 production guidance announced by Memorial Resource Development Corp. on February 2, 2016.

(2)	Does not include carryover capital expenditures from 2015 of <$10 million.

(3)	Range based on high volume case paired with low distribution growth and low volume case paired with high distribution growth.
Conference Call
The Partnership will host a conference call today, February 25, 2016, at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss fourth quarter 2015 financial and operating results and 2016 guidance. Interested parties are invited to participate on the call by dialing (877) 710-5977, or (720) 634-9959 for international calls, (Conference ID: 17616161) or via the Partnership’s website at www.penntex.com. A replay of the conference call will be available following the call and can be accessed from www.penntex.com.
An updated presentation is available for download on the Partnership’s website at www.penntex.com.
About PennTex Midstream Partners, LP
PennTex Midstream Partners, LP is a growth-oriented master limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America.  PTXP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in the Terryville Complex in northern Louisiana. For more information, visit www.penntex.com.

For further information, please direct all inquiries to:
Investor Relations:

Andrejka Bernatova
Vice President, Finance and Investor Relations
Email:  abernatova@penntex.com
Telephone:  (832) 456-4000

Media:

Chris Staffel
Vice President, Administration
Email: cstaffel@penntex.com
Telephone: (832) 456-4005

Cautionary Note
Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements contain words such as “expect, “will” and “anticipate” and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; the success of producers in the area in which we operate, market demand for natural gas and natural gas liquids; competition in the midstream industry; general economic conditions; and the effects of government regulations and policies. Although we believe that the assumptions reflected in or suggested by the forward-looking statements are reasonable, should any of the underlying assumptions prove incorrect, or should one or more of these risks or uncertainties occur, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the prospectus included in the registration statement on Form S-1, filed by the Partnership with the U.S. Securities and Exchange Commission and declared effective on June 3, 2015. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

PENNTEX MIDSTREAM PARTNERS, LP
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended December 31,		Year Ended December 31, 2015	Period from March 17, 2014 (Inception) through December 31, 2014

	2015	2014

Revenues	$19,067	$22	$33,219	$22

Operating expenses:
Cost of revenues	2,672	—	4,282	—
General and administrative expense	3,873	1,796	12,177	4,513
Operating and maintenance expense	2,108	93	5,727	123
Depreciation and amortization expense	3,313	110	5,978	113
Impairment of surplus assets	—	—	2,483	—
Taxes other than income taxes	(29)	—	106	—
Total operating expenses	11,937	1,999	30,753	4,749
Operating income (loss)	7,130	(1,977)	2,466	(4,727)
Interest expense, net	(1,855)	—	(2,405)	—
Net income (loss)	5,275	$(1,977)	61	$(4,727)
Less: Predecessor loss prior to the Offering on June 9, 2015	—		(6,684)
Partnership’s interest in net income subsequent to the Offering on June 9, 2015	$5,275		$6,745

Earnings (loss) per common unit:
Basic	$0.17	$—	$0.25	$—
Diluted	$0.17	$—	$0.25	$—
Weighted average common and common equivalent units outstanding:
Basic	20,000	—	20,000	—
Diluted	20,000	—	20,000	—

PENNTEX MIDSTREAM PARTNERS, LP
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
Adjusted EBITDA and distributable cash flow are supplemental non-GAAP financial measures that are used by the Partnership’s management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, changes in deferred revenues, equity-based compensation expense, non-cash general and administrative expense, non-cash loss (income) related to derivative instruments and gain (loss) and impairments on long-term assets. Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense related to operating activities, net of interest income, income taxes paid and maintenance capital expenditures, and distribution equivalents paid in cash. Adjusted EBITDA and distributable cash flow are not measures of net income as determined by GAAP.

	Three Months Ended December 31,		Year Ended December 31, 2015	Period from March 17, 2014 (Inception) through December 31, 2014

	2015	2014
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$5,275	$(1,977)	$61	$(4,727)
Add:
Interest expense, net	1,855	—	2,405	—
Depreciation and amortization expense	3,313	110	5,978	113
Changes to deferred revenue	(106)	—	—	—
Equity-based compensation expense	1,085	—	2,374	—
Non-cash contribution for general and administrative expense	1,397	—	3,305	—
Non-cash impairment on long-term assets	—	—	2,483	—
Adjusted EBITDA	$12,819	$(1,867)	$16,606	$(4,614)

Reconciliation of Adjusted EBITDA to Distributable Cash Flow:
Adjusted EBITDA	$12,819		$16,606
Less:
Predecessor Adjusted EBITDA prior to June 9, 2015	—		(3,494)
Adjusted EBITDA subsequent to the Offering (June 9, 2015 through December 31, 2015)	12,819		20,100
Less:
Cash interest expense related to operating activities	1,541		1,878
Maintenance capital expenditures	66		69
Distribution equivalents paid in cash(1)	174		390
Distributable cash flow	$11,038		$17,763
Less:
Distributions(2)	11,000		24,660
Excess cash (borrowings) to fund distributions	$38		$(6,897)
(1) Represents distribution equivalent rights paid in cash in respect of the applicable period to the extent reflected as changes in equity.
(2) Represents distributions declared for the applicable period.

SOURCE: PennTex Midstream Partners, LP